EXHIBIT 99

Blue Line Protection Group, Inc.

Common Stock

This Prospectus relates to shares (the “Shares”) of common stock (the “Common Stock”) of Blue Line Protection Group, Inc. which may be issued pursuant to the Company’s Stock Incentive Plan (the “Plan”). The Plan provides for the grant, to selected employees of the Company and other persons, of either shares of the Company’s common stock or options to purchase shares of the Company’s common stock. Persons who received shares pursuant to the Plan and who are offering such shares to the public by means of this Prospectus are referred to as the “Selling Shareholders”.

The terms and conditions of any stock grants and the terms and conditions of any options, including the price of the shares of common stock issuable on the exercise of options, are governed by the provisions of the Plan and any particular agreements between the Company and the Plan participants.

The Selling Shareholders may offer the shares from time to time in negotiated transactions through the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See “Selling Shareholders” and “Plan of Distribution”.

None of the proceeds from the sale of the shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses of registering the shares with the Securities and Exchange Commission (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders).

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include a negative stockholders equity and the need for additional capital. See the “Risk Factors” section of this prospectus beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 12, 2022.

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AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “Commission”). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission’s office at 100 F Street, NE, Washington, D.C. 20549. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the Commission by the Company are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 (filed on April 18, 2022);
●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2022 (filed on May 17, 2022) and June 30, 2022 (filed on August 15, 2022);
●	our Current Reports on Form 8-K filed with the SEC on April 26, 2022, August 2, 2022 and August 5, 2022;

The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

Blue Line Protection Group, Inc.

5765 Logan St.

Denver, Colorado 80216

Attention: Dan Allen, Chief Executive Officer

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All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by the Company even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission’s internet site (www.sec.gov).

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THE COMPANY

We were originally incorporated in Nevada on September 11, 2006, under the name The Engraving Masters, Inc. (the “Company”).

On May 2, 2014, we changed our name to Blue Line Protection Group, Inc.

We provide armed protection and transportation, banking, compliance and training services for businesses engaged in the legal cannabis industry. During the six months ended June 30, 2022 substantially all of our revenue was derived from transportation and currency processing services.

It is estimated that the total market for marijuana, legal or otherwise, will exceed the economic value of corn and wheat combined. Marijuana is widely considered the largest cash crop in the United States. Businesses have been positioning themselves for years, each trying to establish a leadership position in the legal marijuana industry.

Cultivation facilities are the producers of legal cannabis that eventually make its way to consumers. Growers’ operations typically span a large geographic footprint, making them susceptible to theft, as are shipments from the growers to testing laboratories or to retail dispensaries. Additionally, due to current federal marijuana legislation and banking environment, growers are finding it increasingly difficult to secure their cash, purchase equipment and obtain financing for expansion.

Dispensaries are the retail face of the legal cannabis industry. All legal sales of cannabis products are transacted through dispensaries that are state-licensed. To maintain their licenses, dispensaries must comply with a variety of state-mandated reporting requirements, including reporting every gram of cannabis passing in and out of the store. Dispensaries also face financing and banking challenges similar to those that growers encounter.

We do not grow, test, transport or sell marijuana.

Fundamental to the legal cannabis industry is the protection of product and cash throughout the distribution channel. Growers ship product from their cultivation facilities to independent laboratories where it is tested for compliance with state-mandated parameters. From the labs, the product is then delivered to the retail dispensaries, where it is sold to the public.

Due to the current banking and regulatory environments, payments between each step in the distribution network are made in cash: from the customer back to the grower. Therefore, these businesses are forced into having to transport bags of money between growers and dispensaries and their own vaults or storage facilities.

The risk of theft of cash and product is present at every stage, even when they are not in transit. Accordingly, all cannabis businesses require security measures to prevent theft, mitigate risk to employees and maintain regulatory compliance.

We began our security and protection operations in Colorado in February 2014. Since then, we have become the largest legal cannabis protection services company in the state. We offer a fully integrated approach to managing the movement of cannabis and cash from growers through dispensaries via armed and armored transport, money processing, vaulting and related credit. Money processing services generally include counting, sorting and wrapping currency.

We also offer security monitoring, asset vaulting, and VIP and dignitary protection.

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FORWARD LOOKING STATEMENTS

This prospectus and the documents that are incorporated or deemed to be incorporated by reference into this prospectus, contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

RISK FACTORS

We have a shareholders’ deficit and may not be profitable in the future.

As of June 30, 2022, we had a shareholders’ deficit of $(2,354,053). There can be no assurance that we will be profitable in future periods.

We need capital in order to operate.

We may need to raise the capital we need in future offerings of our securities. We do not know what the terms of any future capital raising may be, but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of our common stock. Our failure to obtain the capital which we require may have a material adverse effect on our business.

Potential competitors could duplicate our business model.

There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names at this time. As a result, potential competitors could duplicate our business model with little effort.

The Company is dependent on its management.

The Company’s future success depends largely upon the experience, skill, and contacts of the Company’s officers. The loss of the services of these officers may have a material adverse effect on the Company.

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Disclosure requirements pertaining to penny stocks may reduce the level of trading activity for our common stock.

Trades of the Company’s common stock may be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

You may have difficulty depositing your shares with a broker or selling shares of our common stock which you acquire by means of this prospectus.

Many securities brokers will not accept securities for deposits and will not sell securities which:

●	are considered penny stocks or

●	trade in the over-the-counter market

Further, for a securities broker which will, under certain circumstances, sell securities which fall under any or all of the categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a “legal review” fee which in some cases can exceed $1,000.

For these reasons, investors may have difficulty selling shares of our common stock.

The Company’s business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would have a material adverse effect on the Company.

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Marijuana remains illegal under Federal law.

Marijuana is a schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would have a material adverse effect on the Company.

As of _the date of this prospectus there was only a limited public market for the Company’s common stock.

As a result, purchasers of the Company’s securities offered by this prospectus may be unable to sell these securities or recover any amounts which they paid for their shares.

DILUTION

As of June 30, 2022, we had a negative net tangible book value of approximately $<0.28> per share. An investor will suffer dilution equal in amount to the difference between the price paid for the shares and our negative net tangible book value at the time of purchase.

USE OF PROCEEDS

All of the shares offered by this prospectus are being offered by certain owners of the Company’s common stock (the Selling Shareholders) and were issued by the Company in connection with the Company’s Stock Incentive Plan. None of the proceeds from this offering will be received by the Company. Expenses expected to be incurred by the Company in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through which they sell any of the Shares.

SELLING SHAREHOLDERS

The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to its Stock Incentive Plan (the “Plan”). The Plan provides for the grant or issuance to selected employees of the Company and other persons of shares of the Company’s common stock or options to purchase shares of the Company’s common stock.

A summary of the Stock Incentive Plan follows.

The Stock Incentive Plan (the “Plan”) reserves 5,000,000 shares of common stock for issuance to plan participants in the form of incentive and non-qualified stock options, and stock grants and units. Each stock option awarded allows the holder to purchase one share of our common stock.

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The Plan is administered by the Company’s Board of Directors (or any committee subsequently appointed by the Board) and is vested with the authority to interpret the provisions of the Plan and supervise the administration of the Plan. In addition, the Board is empowered to select those persons who will participate in the Plan, to determine the number of shares subject to each award and to determine when, and upon what conditions, awards granted under the Plan will vest, terminate, or otherwise be subject to forfeiture and cancellation. The terms and conditions of any awards issued, including the price of the shares underlying each award are governed by the provisions of the Plan and any agreements with the Plan participants.

Incentive Stock Options

All of the Company’s employees are eligible to be granted incentive stock options pursuant to the Plan. Options granted pursuant to the Plan terminate at such time as may be specified when the option is granted.

The exercise price of each option cannot be less than 100% of the fair market value of the Company’s common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.

The total fair market value of the shares of common stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

At the discretion of the Board of Directors, options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than 10% of the Company’s common stock be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plans be exercisable by its terms after the expiration of ten years from the date of grant.

Non-Qualified Stock Options

The Company’s employees, directors and officers, and consultants or advisors are eligible to receive non-qualified stock options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting the Company’s common stock.

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At the discretion of the Company’s Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable.

Stock Grants

A stock grant award gives the participant the right to receive shares of the Company’s common stock, free of any vesting restrictions. A stock grant award may be granted in respect of past services or other valid consideration.

Other Information Regarding the Plan

In the discretion of the Company’s Board of Directors, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Plan and any options granted pursuant to the Plan or will be forfeited if the “vesting” schedule established by the Board administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain as an employee of the Company or the period of time a non-employee, including a director, must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board payment for the shares of common stock underlying options may be paid through the delivery of shares of the Company’s common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. The exercise may be made through a “cashless” exercise or a combination of cash and shares of common stock at the discretion of the Board.

Awards are generally non-transferable except upon death of the recipient. Shares issued pursuant to the Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board when the shares were issued.

The Company’s Board of Directors may at any time, and from time to time, amend, terminate, or suspend the Plan in any manner it deems appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted.

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The following lists, as of October 10, 2022, the options and shares granted pursuant to the Plan. Each option represents the right to purchase one share of the Company’s common stock.

Total Shares	Shares	Shares	Remaining
Reserved	Reserved for	Issued as	Options/Shares
Under Plan	Outstanding Options	Stock Bonus	Under Plan
5,000,000	3,114,500	25,000	1,860,500

Shares issuable upon the exercise of options granted to the Company’s officers and directors pursuant to the Plan are being offered by means of this Prospectus. The following table lists the shareholdings of the Company’s officers and directors (the “Selling Shareholders”) and the shares offered by means of this prospectus as of October 1, 2022.

			Number of Shares Being Offered
Name of Selling of Shareholder	Number of Shares Owned		Option Shares (2)	Bonus Shares	Number of shares which will be owned on completion of the Offering	Percent of Class

Dan Allen	23,323	(1)	1,000,000	-	23,323	*

Doyle Knudson	71,172		1,500,000	-	71,172	*

* Less than 1%.

(1)	Includes 14,990 shares owned by a limited liability company controlled by Mr. Allen.
(2)	Represents shares issued or issuable upon exercise of stock options. The options held by the Company’s officers and directors are exercisable at a price of 0.21 per share.

A certain unnamed non-affiliate who owns 25,000 shares of the Company’s common stock may use this prospectus for reoffers and resales.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell the shares offered by this Prospectus from time to time in negotiated transactions in the public market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation).

The Selling Shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

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The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a “distribution” of the shares owned by the Selling Shareholder, such Selling Shareholder, any “affiliated purchasers”, and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is completed. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods”. The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with the sale of the shares by any Selling Shareholder.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 14,000,000 shares of common stock, (the “common stock”). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding shares of common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue up to 100,000,000 shares of preferred stock. The Company’s Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Nevada statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of the Company.

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